Exhibit 10.60

                            BREWING LICENSE AGREEMENT


      THIS BREWING LICENSE AGREEMENT is entered into effective as of October 26, 2001 ("Effective Date") by and between:

      UBSN Limited, an English company, with its registered office located at 75 Weston Hill, Crystal Palace, London SE19 ITX, England ("Licensor"),

and

      Mendocino Brewing Company, Inc., a California corporation, with its principal place of business located at 13351 Highway 101 South, Hopland, California 95499, U.S.A. ("Licensee"),

in reference to the following facts:

      A. Licensor owns or is the authorized licensee of certain technology, intellectual property rights and confidential information related to brewing/manufacturing, marketing, distributing and selling Kingfisher brand beer.

      B. Licensee wishes to acquire the right to utilize such technology, intellectual property rights and confidential information to brew/manufacture, market, distribute and sell Kingfisher brand beer in the United States.

      C. Licensor is willing to grant to Licensee a non-exclusive license to use such technology, intellectual property rights and confidential information solely in accordance with the terms and conditions set forth herein.

Licensor and Licensee agree as follows:

Section 1 - Definitions

      For purposes of this Agreement, the following terms shall have the meanings described below:

     1.1 "Confidential Information" shall mean and include any and all data and information not in the public domain, and the know-how and trade secrets, relating to, or contained or embodied in, the Brewing Intangibles or to the business, plans, affairs or activities of Licensor. Confidential Information may be disclosed or revealed orally, visually, or in writing or any other tangible form. Any information disclosed or revealed by Licensor shall be deemed to constitute Confidential Information if (a) such information is in written or other tangible form and has been marked "confidential", (b) Licensee has been advised, orally or in writing, of its confidential nature, or (c) due to its nature or character, a reasonable person under similar circumstances would treat such information as confidential.

     1.2 "Intellectual Property Rights" shall mean and include any and all of the patents, copyrights, design rights and other proprietary rights, and all applications and registrations thereof, which pertain to the Products.

      1.3 "Net Revenue(s)" shall mean total revenues received by Licensee from the sale of all Products brewed/manufactured and sold by Licensee hereunder, less any credits, discounts, allowances, refunds, rebates and returns, and excluding freight and shipping charges, and sales, excise, withholding, local consumption and/or similar taxes.

      1.4 "Products" shall mean and include Kingfisher brand beer.

      1.5 "Brewing Intangibles" shall mean and include any and all formulae, ingredients, recipes, specifications, processes, manufacturing/brewing requirements, quality control standards and specifications, know-how and other information, in whatever form, tangible or intangible, in existence as of the Effective Date, relating to the brewing/manufacturing, bottling process and related production of any or all of the Products [and any improvements, enhancements, updates, or further developments thereto].

      1.7 "Territory" shall mean the United States.

Section 2 - Grant and Scope of License

      2.1 Subject to the terms and conditions set forth herein, Licensor hereby grants to Licensee, and Licensee hereby accepts, a limited, exclusive, transferable right and license to utilize the Brewing Intangibles, Intellectual Property Rights and Confidential Information to brew/manufacture, market, distribute and sell the Products in the Territory.

      2.2 Licensee hereby acknowledges that the rights and licenses granted by Licensor to Licensee are non-exclusive, and nothing in this Agreement shall limit or restrict Licensor's right to grant similar rights and licenses to one or more additional related or unrelated parties within the Territory, or to exercise such rights itself.

Section 3 - Licensor's Responsibilities

      3.1 Upon the Effective Date of this Agreement, Licensor shall deliver to Licensee a data package that includes the Brewing Intangibles, and such other documents, instructions and procedures that contain, embody or describe the Intellectual Property Rights and such Confidential Information as Licensor reasonably determines to be necessary or appropriate for Licensee's efficient brewing/manufacture of the Products in accordance with the terms and conditions of this Agreement ("Licensor Deliverables"). All Licensor Deliverables shall remain the sole and exclusive property of Licensor. Licensee shall return all such Licensor Deliverables to Licensor immediately after termination of this Agreement for any reason whatsoever.


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

      3.2 Licensor hereby represents and warrants that all of the Brewing Intangibles, Intellectual Property Rights and Confidential Information included in the Licensor Deliverables under Section 3.1 hereof shall be correct and complete, and shall include all of the Brewing Intangibles, Intellectual Property Rights and Confidential Information used by Licensor as of the Effective Date hereof in connection with Licensor's brewing/manufacture, marketing, and sale of the Products which may be useful to Licensee in performing the activities authorized under Section 2 of this Agreement. If any Licensor Deliverable under Section 3.1 hereof fails to conform to Licensor's representation and warranty, as set forth in this Section 3.2, Licensor shall correct and/or complete all such incorrect, defective or incomplete Brewing Intangibles, Intellectual Property Rights and/or Confidential Information promptly after receipt of written notification thereof.

      3.3  At  Licensee's  request,   Licensor  shall  provide  or  arrange  for
reasonable training or technical assistance relating to the brewing/manufacture of the Products.

      3.4 At Licensee's request, Licensor shall furnish Licensee with a reasonable quantity of Licensor's promotional materials for the Products. Licensee shall have the right to reproduce, modify and/or translate any or all such promotional materials, as Licensee reasonably determines to be necessary or appropriate for the effective marketing and distribution of the Products throughout the Territory; provided, however, that Licensee's rights and obligations with respect to all modifications and translations of the promotional materials furnished by Licensor under this Section 3.4 shall be as provided in Section 4.3 hereof.

Section 4 - Licensee's Responsibilities

      4.1 From time to time during the continuance of this Agreement, at the request of Licensor, Licensee shall furnish Licensor with samples the Products brewed/manufactured by Licensee hereunder, in order to permit Licensor to confirm that such Products conform to all of the Brewing Intangibles. If, in Licensor's reasonable opinion, any such Products fail to conform to the Brewing Intangibles, Licensee shall promptly correct all such deficiencies in such Products.

      4.2 Licensee may prepare such advertising and promotional materials, including modifications and translations of the promotional materials furnished by Licensor to Licensee under Section 3.4 hereof, which in the reasonable opinion of Licensee are necessary or appropriate for the effective marketing and distribution of the Products within the Territory. Any and all advertising and promotional materials for the Products which are commercially released by Licensee shall comply with all applicable laws and regulations, including without limitation, the laws and regulations of the Bureau of Alcohol, Tobacco and Firearms ("ATF") and the Department of Alcoholic Beverage Control ("ABC") and the various state and local departments of ABC.

      4.3 Licensee shall ensure that the Products are sold and advertised in the form, and with the labeling or marking, designated by Licensee and in accordance with applicable law, including without limitation, the laws and regulations of the ATF and ABC and the various state and local departments of ABC.



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

      4.4 Licensee shall make, obtain, and maintain in force at all times during the term of this Agreement, all filings, registrations, reports, licenses, permits and authorizations (collectively "Approvals") necessary or appropriate for the distribution, sale, and resale of the Products within the Territory, including all Approvals required by the ATF and ABC and the various state and local departments of ABC. Licensee shall provide copies of all such Approvals to Licensor at its request. Licensor shall provide Licensee with such assistance as Licensee may reasonably request in making or obtaining any such Approvals. Upon termination of this Agreement, Licensee shall transfer all such Approvals to Licensor, or to such other third party as Licensor may designate, to the extent permitted under applicable laws.

      4.5 Within thirty (30) days after the end of each quarter, Licensee shall submit to Licensor a report of Licensee's activities under this Agreement. Such reports shall include the following information:

            (a)   a    statement    of   the   total    quantity   of   Products
                  brewed/manufactured and Products sold by Licensee during the quarter; and

            (b) a statement of Net Revenues derived from the sale of all Products during the quarter, together with the total amount of royalties payable thereunder to Licensor, as provided in
                  Section 5.1 and Exhibit 5.1 hereof.

      4.6 Licensee shall keep accurate books of account and records pertaining to its activities hereunder and its Net Revenues. During the term of this Agreement, Licensor, at its sole expense, shall be entitled to inspect such books of account and records upon reasonable prior written notice to Licensee, and at a reasonable time during normal business hours for the sole purpose of verifying the royalties payable to Licensor pursuant to this Agreement. If the audit reveals an underreporting or underpayment of amounts due to Licensor hereunder, Licensee shall promptly pay Licensor such amounts, including any applicable interest. If the underreporting exceeds five percent (5%) of the amount due for any quarter, Licensee shall bear the costs of the audit.

Section 5 - Consideration

      5.1 In consideration for the rights and licenses granted to Licensee by Licensor under this Agreement, Licensee shall pay to Licensor royalties equal to the amounts specified in the Royalty Schedule attached hereto as Exhibit 5.1.

      5.2 Within thirty (30) days after the end of each quarter, Licensee shall pay to Licensor all royalties due to Licensor for that particular quarter, as specified in Exhibit 5.1 hereto. Royalties shall be due for the quarter in which Licensee receives the Net Revenues. All payments hereunder shall be made in U.S. Dollars.

      5.3 The royalties payable by Licensee hereunder exclude all applicable sales, use, local consumption, withholding, excise or similar taxes, and Licensee shall be responsible for


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


payment of all such taxes (except those based on Licensor's net income) and charges, and any related penalties and interest arising from the payment of such amounts.

Section 6 - Confidential Information

      6.1 Licensee hereby acknowledges that all of the Confidential Information disclosed or revealed to Licensee hereunder is disclosed solely to permit Licensee to exercise its rights and perform its obligations under this Agreement. Licensee shall not use any of the Confidential Information for any other purpose, and shall not disclose or reveal any of the Confidential Information to any third party, without the prior written authorization of Licensor, which Licensor may withhold in its sole discretion; provided, however, that the prior written authorization of Licensor shall not be required for Licensee to disclose the Confidential Information to those of Licensee's employees, agents or representatives that (a) require access to the Confidential Information in order to permit Licensee to exercise its rights and perform its obligations hereunder, and (b) have executed a nondisclosure agreement, in a form satisfactory to Licensor, which effectively prohibits the unauthorized use or disclosure of the Confidential Information.

      6.2 Licensee shall implement all security measures, and shall take all actions, including, but not limited to, the initiation and prosecution of legal or administrative actions, to prevent the unauthorized use, appropriation or disclosure of any of the Confidential Information by any of Licensee's employees, agents or representatives.

      6.3 Licensee's obligations under Sections 6.1 and 6.2 hereof shall not apply to the extent, but only to the extent, that any of the Confidential
Information:

            (a)   passes into the public domain through no fault of Licensee;

            (b) is disclosed to Licensee by a third party that is under no duty of nondisclosure to Licensor;

            (c) was known to Licensee prior to disclosure by Licensor, or is independently developed by Licensee without reference to any of the Confidential Information; or

            (d) is required to be disclosed under any applicable law, regulation or governmental order of any country within the Territory; provided that Licensee shall furnish written notice to Licensor of such disclosure requirement prior to disclosing any of the Confidential Information, so that Licensor can take appropriate action to protect the confidentiality, and prevent the unauthorized use or appropriation of such of the Confidential Information.

      6.4 Licensee's obligations under this Section 6 shall survive the termination of this Agreement for any reason whatsoever.


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


Section 7 - Intellectual Property Rights

      7.1 Licensee hereby acknowledges that Licensor is the owner, or authorized licensee, of all rights, title and interests in and to all of the Brewing Intangibles and Intellectual Property Rights licensed to Licensee hereunder, and Licensee shall acquire no rights whatsoever in or to any of the Brewing Intangibles or any such Intellectual Property Rights, except as specifically provided in this Agreement. Licensee shall not utilize any of the Brewing Intangibles or any Intellectual Property Rights for any purpose whatsoever, except as authorized herein, and shall not take any action which may, in the reasonable opinion of Licensor, adversely affect or impair Licensor's rights, title and interests in and to the Brewing Intangibles and/or Intellectual Property Rights.

      7.2 Licensee shall take such actions, and shall provide Licensor with such assistance, as Licensor shall reasonably request, to protect and perfect Licensor's rights, title and interests in and to the Intellectual Property Rights throughout the Territory. All of the Products brewed/manufactured, marketed, distributed, and sold by Licensee hereunder shall bear such proprietary rights notices as Licensor shall designate.

      7.3 Licensee shall provide Licensor with timely written notice of any and all infringements or unauthorized uses by any third party of any of the Intellectual Property Rights within the Territory that come to the attention of Licensee. Licensor shall be solely responsible for taking all actions, in the courts, administrative agencies or otherwise, to prevent or enjoin any and all such infringements and unauthorized uses of the Intellectual Property Rights; provided, however, that Licensee shall furnish Licensor with such assistance as Licensor shall reasonably request in connection with any such action to prevent or enjoin any such infringement or unauthorized use of any of the Intellectual Property Rights.

      7.4 Subject to the limitation of liability set forth in Section 8 hereof, Licensor shall defend, indemnify and hold Licensee harmless against any and all claims, suits, actions, proceedings, losses, damages, liabilities, costs and expenses arising from, or attributable to, any allegation that Licensee's use of the Brewing Intangibles or the Intellectual Property Rights in accordance with the terms and conditions of this Agreement infringes any copyright, trademark, trade secret, patent or other proprietary right of any third party existing in the Territory. Licensor's indemnity obligation, as set forth in this Section 7.4, shall be subject to the following conditions: (a) Licensee shall provide Licensor with timely written notice of any and all claims that are within the scope of Licensor's indemnity hereunder; (b) Licensor shall be solely responsible for the defense, settlement and discharge of any and all such claims; and (c) Licensee shall furnish Licensor with such assistance as Licensor shall reasonably request in connection with the defense, settlement and/or discharge of any and all such claims.

      7.5 If the use of any of the Brewing Intangibles, Intellectual Property Rights or Confidential Information is, or in Licensor's reasonable opinion is likely to be, prohibited by an order or injunction of a court of competent jurisdiction, Licensor shall provide written notice thereof to Licensee, and Licensee shall immediately cease all use of such of the Brewing Intangibles, Intellectual Property Rights or Confidential Information, as the case may be.




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

Section 8 - Limitation of Liability

      Neither party to this Agreement shall be liable to the other party hereto for any special, indirect, consequential or incidental damages arising from, or attributable to, this Agreement and/or that party's performance hereunder, whether arising in contract, tort or by operation of law, even if that party has been placed on notice of the possibility of such damages.


Section 9 - Term and Termination

      9.1 This Agreement shall become effective on the Effective Date and shall continue in force until the expiration or termination of the Distribution Agreement dated 9 October, 1998 and any amendments thereto, between United Breweries International and UBSN ("Distribution Agreement"), a copy of which is attached and incorporated by reference herein. Expiration or termination of the Distribution Agreement shall be in accordance with the provisions of the Distribution Agreement and its amendments, or in accordance with the provisions of this Section 9.

      9.2 If a party hereto (the "breaching party") commits a material breach or default of any of its obligations hereunder, the other party hereto (the "non-breaching party") may give the breaching party written notice of such breach or default and demand that such breach or default be cured immediately. If the breaching party fails to cure such breach or default within thirty (30) days after the date of the non-breaching party's written notice hereunder, the non-breaching party may terminate this Agreement, immediately upon giving written notice of termination to the breaching party. Termination of this Agreement in accordance with this Section 9.2 shall not affect or impair the non-breaching party's right to pursue any legal remedy, including the right to recover damages for all harm suffered or incurred as a result of the breaching party's breach or default hereunder.

      9.3 To the extent permitted by applicable law, Licensor shall have the right to terminate this Agreement, immediately upon providing written notice of termination to the Licensee, if:

      (a) Licensee goes into bankruptcy, voluntary or involuntary dissolution, is declared insolvent, makes an assignment for the benefit of creditors, or suffers the appointment of a receiver or trustee over all or substantially all of its assets or properties;

      (b) Licensee breaches any of its obligations under Section 6 or 7 of this Agreement with respect to the Brewing Intangibles, Intellectual Property Rights or Confidential Information; or

      (c) Licensee experiences a change of control or ownership any time after the Effective Date of this Agreement.

      9.4  Immediately  upon  termination  of  this  Agreement  for  any  reason
whatsoever,   Licensee   shall  cease  all  use  of  the  Brewing   Intangibles,
Intellectual  Property  Rights  and

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

Confidential Information, provided that Licensor may, at its sole option, permit Licensee to use such Brewing Intangibles, Intellectual Property Rights and Confidential Information as Licensee reasonably requires to sell or otherwise dispose of Licensee's existing inventory of the Products brewed/manufactured by Licensee hereunder.

      9.5 Subject to the provisions of Section 9.4 hereof, immediately after the date of termination hereof, Licensee shall return to Licensor or destroy, at Licensor's option, all copies of all Product promotional materials and documents and other materials that contain or embody any of the Brewing Intangibles, Intellectual Property Rights or Confidential Information that are in the possession of Licensee as of the date of termination.

      9.6 Within thirty (30) days after the date of termination of this Agreement, Licensee shall provide Licensor with the report provided for in
Section 4.6 hereof for the quarter in which termination of this Agreement occurs, and shall concurrently tender all royalties payable by Licensee with respect to that quarter and all other amounts payable by Licensee to Licensor hereunder which have accrued, but which remain unpaid as of the date of termination. Termination of this Agreement for any reason whatsoever shall not relieve Licensee of its obligations under Section 6, Section 7, or Section 10 of this Agreement.

      9.7 Termination of this Agreement for any reason whatsoever shall not relieve Licensor of its obligations under Section 7.3, Section 7.4 and Section
7.5 of this Agreement. Except in the event of termination of this Agreement by Licensee, due to a breach or default by Licensor, upon termination of this Agreement, Licensor shall have no further obligations to Licensee hereunder, except as provided in this Section 9.

Section 10 - Compliance with Applicable Laws

      In the exercise of their respective rights and the performance of their respective obligations hereunder, each party hereto shall comply with all applicable laws, regulations and governmental orders of the Territory.

Section 11 - General Provisions

      11.1 Independent Contractors. In the exercise of their respective rights, and the performance of their respective obligations under this Agreement, the parties are, and shall remain, independent contractors. Nothing in this Agreement shall be construed (a) to constitute the parties as principal and agent, partners, joint venturers, or otherwise as participants in a joint undertaking, or (b) to authorize either party to enter into any contract or other binding obligation on the part of the other party hereto, and neither party shall represent to any third party that it is authorized to enter into any such contract or other obligation on behalf of the other party hereto.

      11.2 Assignment. Neither party hereto shall have the right or the power to assign any of its rights, or delegate the performance of any of its obligations, under this Agreement without the prior written

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

authorization of the other party hereto; provided, however, that the prior written authorization of Licensee shall not be required for Licensor to assign any of its rights and/or delegate the performance of any of its obligations under this Agreement to any existing or newly formed/acquired affiliate of Licensor.

      11.3 Notices. All notices, reports and other communications between the parties shall be sent by registered air mail, postage prepaid and return receipt requested, or by facsimile with a confirmation copy sent by registered air mail to the address set forth at the beginning of this Agreement or to such other addresses as the parties may designate by written notice from time to time. Each such notice, report, or other communication shall be effective upon receipt by the sender of confirmation of the delivery, or where no such confirmation is possible, when received.

      11.4 Choice of Law and Forum. This Agreement, and any disputes arising out of or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the State of California, U.S.A., excluding its rules governing conflicts of laws. The courts located within the State of California, U.S.A. shall have exclusive jurisdiction to adjudicate any disputes arising out of or in connection with this Agreement. The parties hereby consent to the personal jurisdiction of the courts located in the State of California, U.S.A. for the resolution of disputes hereunder. The prevailing party in any legal proceeding brought by one party against the other party and arising out of or in connection with this Agreement shall be entitled to recover its legal expenses, including court costs and reasonable attorneys' fees.

      11.5 Headings. The subject headings of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any provision of this Agreement.

      11.6 Counterparts. This Agreement may be executed in several duplicates, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      11.7 Waivers. The failure by either party to assert any of its rights hereunder, including, but not limited to, the right to terminate this Agreement due to a breach or default by the other party hereto, shall not be deemed to constitute a waiver by that party of its right thereafter to enforce each and every provision of this Agreement in accordance with its terms.

      11.8 Entire Agreement and Amendments. This Agreement, together with the Exhibit attached hereto, constitutes the entire agreement between the parties, and supersedes all prior agreements, understandings and communications between the parties with respect to the subject matter hereof. No modification or amendment to this Agreement shall be binding upon the parties unless in writing and executed by the duly authorized representative of each of the parties.

      11.9 Severability. In the event that any provision hereof is found invalid or unenforceable pursuant to a final judicial decree or decision, the remainder of this Agreement will remain valid and enforceable according to its terms. In the event of such partial invalidity, the parties shall seek in good faith to agree on replacing any such legally invalid provisions with provisions which, in effect, will most nearly and fairly approach the effect of the invalid provisions.


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


      The parties hereto have caused this Agreement to be executed by their duly authorized representatives, effective as of the day and year first written above.


                                    UBSN LIMITED

                                    By:     Signed
                                                  ----------------------------

                                    Name:   David Townshend
                                                           -------------------

                                    Title:  Director
                                                    --------------------------


                                    MENDOCINO BREWING COMPANY, INC.

                                    By:     Signed
                                                  ----------------------------

                                    Name:   N. Mahadevan
                                                        ----------------------

                                    Title:  Chief Financial Officer.
                                                                    ----------



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


                                   EXHIBIT 5.1

                                Royalty Schedule

Pursuant to Section 5.1 of the Agreement, Licensee shall pay Licensor a royalty equal to US $0.80 (Eighty United States Cents) for each case of the Product brewed/manufactured and sold by Licensee hereunder. The Royalty payment shall accrue and payment deferred until the calendar quarter ending, March 31, 2003.



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